EXHIBIT 99.1

Donegal Insurance Group Announces Appointment of Jeffery T. Hay as SVP and Chief Underwriting Officer

MARIETTA, Pa., Jan. 19, 2021 (GLOBE NEWSWIRE) -- The Donegal Insurance Group, which consists of Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB), today announced the appointment of Jeffery T. Hay as Senior Vice President and Chief Underwriting Officer.

Mr. Hay will play a key underwriting oversight role as Donegal continues to expand its underwriting capabilities to maximize the value Donegal provides to its policyholders and independent agents. Mr. Hay will also oversee process innovation to modernize and streamline the underwriting process by leveraging new technologies and enhanced data analytics in support of Donegal’s strategic objective to generate continued profitable growth in current and future markets.

Mr. Hay brings to Donegal over 25 years of personal and commercial lines experience, with expertise in underwriting, ratemaking, product management, use of data analytics in front-line pricing and underwriting decisions and project management. He started his career at Nationwide, where he held various personal lines actuarial leadership roles. He also held various leadership roles at The Hartford, including Head of Product Management and Underwriting for Personal Lines, Chief Actuary of Small Commercial, Head of Field Underwriting Financial Management and oversight of the Project Management Office for Middle Market Commercial.

For the past several years, Mr. Hay worked for Willis Towers Watson as Senior Director in the Insurance Consulting and Technology division, where his primary responsibilities included leadership of commercial lines pricing, product and claims consulting engagements.

Jeff is a graduate of The Ohio State University with a Bachelor of Science Degree in Actuarial Science and Economics. He is a Fellow of Casualty Actuarial Society (FCAS) and a Member of American Academy of Actuaries (MAAA).

Kevin G. Burke, President and Chief Executive Officer of Donegal Group Inc., noted, “We are excited to welcome Jeff Hay to our senior leadership team. We have added experienced industry talent to our professional team as we implement our vision for both personal lines and commercial lines. We appointed Kristi Altshuler as our SVP and Chief Analytics Officer in March 2019, and she has assembled a team of talented industry professionals that has greatly enhanced our data analytics and modeling capabilities. We expect to leverage Jeff’s expertise to accelerate our development of innovative underwriting strategies and further expand our capabilities. Jeff brings extensive industry knowledge to Donegal, along with a strong track record of successfully leading transformative operational change in his prior roles. Our entire team is collaborating to strategically modernize our organization, and we look forward to Jeff’s contributions to that ongoing effort.”

About the Company

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries and affiliates offer personal and commercial property and casualty lines of insurance in 24 Mid-Atlantic, Midwestern, New England, Southern and Southwestern states. Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Class A common stock and Class B common stock of Donegal Group Inc. trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. We are focused on several primary strategies, including achieving sustained excellent financial performance, strategically modernizing our operations and processes to transform our business, capitalizing on opportunities to grow profitably and delivering a superior experience to our agents and customers.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to attract new business, retain existing business and collect balances due to us as a result of the prolonged economic challenges resulting from the COVID-19 pandemic, adverse and catastrophic weather events, our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, legal and judicial developments including those related to COVID-19 business interruption coverage and exclusions, changes in regulatory requirements and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

For Further Information:

Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com

Adam Prior, Senior Vice President, The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com